Exhibit 10.5

AGREEMENT FOR THE PURCHASE OF PREFERRED STOCK

THIS PREFERRED STOCK PURCHASE AGREEMENT, (the "AGREEMENT") made this 8th day of August 2005, by and among EDWARD C. DEFEUDIS, an individual whose address is 3606 South Ocean Blvd. #401 Highland Beach, FL 33487 ("Buyer") and Energy Control Technology, Inc., a Delaware corporation (hereinafter referred to as "Seller", "ECT" and/or "COMPANY").

WITNESSETH:

WHEREAS, the Company owes Belmont Partners $37,500 for consulting services (the "Debt"); and

WHEREAS, the Company will sell 3,750,000 shares of Preferred Stock at par to Edward C. DeFeudis to repay the Belmont Partner's debt.

NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

ARTICLE 1

1.            Agreement to Purchase and Sell. Seller will issue to Buyer and Buyer agrees to purchase the 3,750,000 share of Preferred Stock, for THIRTY SEVEN THOUSAND FIVE HUNDRED DOLLARS ($37,500) (the "Purchase Price"). The Purchase Price shall be payable as follows: $37,500 at Closing by wire transfer to Belmont Partners, LLC to repay the outstanding debt.

2.            Closing And Payment. Subject to the terms and conditions hereof, and in reliance upon the written representations and warranties of Buyer, Seller will sell and, subject to the terms and conditions hereof, and Purchaser will purchase, at a single closing, the Stock. The Closing shall be held in Boca Raton, Florida on such date as may be agreed upon by the Parties (the "Closing Date"). At the Closing, Seller shall deliver: (i) Seller's resignation as a Director of ECT; (ii) a Board of Directors resolution appointing Buyer as a Director of ECT (iii) deliver 12,000,000 shares of restricted stock to Lion Equity Holding Corporation to acquire 100% of the outstanding shares of 5fifty5.com, Inc.; and to the extent available, (iv) Financial records of ECT; (v) True and correct copies of all business and corporate records of ECT, including but not limited to correspondence files, bank statements, checkbooks, minutes of shareholder and directors meetings, financial statements, shareholder listings, stock transfer records, agreements and contracts; and (vi) Such other documents of ECT as may be reasonably requested by Buyer and which are available. At the Closing, Buyer will deliver to Seller the Purchase Price by wire transfer or such other means as the Parties may agree upon in writing. In addition, at the Closing, the Parties shall separately execute the indemnification provision annexed hereto as Exhibit A.

3.    Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer that the statements in the following paragraphs of this Section 3 are all true and complete as of the date hereof:

a.            Authority: Due Authorization. This Agreement has been duly and validly executed and delivered by Seller, and upon the execution and delivery by Buyer of this Agreement and the performance by Buyer of Buyer's obligations herein, will constitute, a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as such enforcement may be limited by bankruptcy or insolvency laws or other laws affecting enforcement of creditors' rights or by general principles of equity.

       b.             Title to Stock. Seller is the sole director and has sole managerial and dispositive authority with respect to the Stock. Seller has not granted a person a proxy with respect to the Stock that has not expired or been validly withdrawn. The sale and delivery of the Stock to Buyer pursuant to this Agreement will vest in Buyer legal and valid title to the Stock, free and clear of all liens, security interests, adverse claims or other encumbrances of any character whatsoever ("Encumbrances") (other than Encumbrances created by Buyer and restrictions on resales of the Stock under applicable securities laws).

       c.             Legal Action. Seller represents that to the best of his knowledge, there is no threatened or pending legal action against the Company.

4.    Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller that the statements in the following paragraphs of this Section 4 are all true and complete as of the date hereof

       a.             Exempt Transaction. Buyer understands that the offering and sale of the Stock is intended to be exempt from registration under the Act and exempt from registration or qualification under any state law.

       b.    This Agreement has been duly and validly executed and delivered by Purchaser, and upon the execution and delivery by Seller of this Agreement and the performance by Seller of its obligations herein, will constitute, a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as such enforcement may be limited by bankruptcy or insolvency laws or other laws affecting enforcement of creditors' rights or by general principles of equity.

       c.    The Stock to be purchased by Buyer hereunder will be acquired for investment for Buyer's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof, and Buyer has no present intention of selling, granting any participation in, or otherwise distributing the same.

       d.             Information Concerning the Company. Buyer has conducted his own due diligence with respect to the Company and its liabilities and believes he has enough information upon which to base an investment decision in the Stock.

       e.    Investment Experience. The Buyer understands that the purchase of the Stock involves substantial risk. The Buyer (a) has experience as a purchaser in securities of companies in the development stage and acknowledges that he can bear the economic risk of Buyer's investment in the Stock and (b) has such knowledge and experience in financial, tax, and business matters so as to enable Buyer to evaluate the merits and risks of an investment in the Stock, to protect Buyer's own interests in connection with the investment, and to make an informed investment decision with respect thereto.

    f.            No Oral Representations. No oral or written representations have been made other than as stated, or in addition to those stated, in this Agreement, and Buyer is not relying on any oral statements made by Seller, or any of Seller's representatives or affiliates, in purchasing the Stock.

       g.            Restricted Securities. Buyer understands that the Stock is characterized as "restricted securities" under the Act inasmuch as they were acquired from the Company in a transaction not involving a public offering and that under the Act, and applicable regulations thereunder.

       h. Opinion Necessary. Buyer acknowledges that if any transfer of the Stock is proposed to be made in reliance upon an exemption under the Securities Act of 1933 ("Act"), the Company may require an opinion of counsel satisfactory to the Company that such transfer may be made pursuant to an applicable exemption under the Act. Buyer acknowledges that a restrictive legend appears on the Stock and must remain on the Stock until such time as it may be removed under the Act.

5.             Covenant. Buyer hereby covenants and agrees that he currently plans to, and will use his best efforts to, as a Director, cause ECT to acquire an operating business in a reverse merger transaction which is likely to benefit all ECT shareholders.

6.             Arbitration. Any controversy of claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in the State of Florida in accordance with the Rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy. In the event of disputes between the parties related to this transaction, the prevailing party will be entitled to recover reasonable attorney and legal fees and court costs from the non-prevailing party.

7.             Termination. Buyer or Seller may not terminate, except for a material breach or failure of a condition or requirement, on or before the Closing Date.

8.             Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties, except that Buyer may not assign or transfer any of its rights or obligations under this Agreement.

9.             Governing Law. Any dispute, disagreement, conflict of interpretation or claim arising out of or relating to this Agreement, or its enforcement, shall be governed by the laws of the State of Florida.

10.           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. A telefaxed copy of this Agreement shall be deemed an original.

11.           Headings.The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

12.            Costs, Expenses. Each party hereto shall bear its own costs in connection with the preparation, execution and delivery of this Agreement.

13.            Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Seller and the Buyer. No delay or omission to exercise any right, power, or remedy accruing to Buyer, upon any breach, default or noncompliance of Seller under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. All remedies, either under this Agreement, by law, or otherwise afforded to Purchaser, shall be cumulative and not alternative.

14.            Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

15.            Entire Agreement. This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

16.    Further Assurances. From and after the date of this Agreement, upon the request of the Buyer or Seller, Buyer and Seller shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

/s/ Edward C DeFeudis EDWARD C DEFEUDIS	/s/ Joseph Meuse JOSEPH MEUSE

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